                                                                   EXHIBIT 10(a)

                     LICENSE AND RESEARCH SUPPORT AGREEMENT
               BETWEEN THE COMPANY AND THE ROCKEFELLER UNIVERSITY

                     LICENSE AND RESEARCH SUPPORT AGREEMENT


     AGREEMENT made as of the 31st day of January, 1996 by and between SIGA PHARMACEUTICALS, INC. ("LICENSEE"), a corporation organized and existing under the laws of the State of Delaware, having an office at 666 Third Avenue, 30th Floor, New York, New York, 10017 and THE ROCKEFELLER UNIVERSITY ("UNIVERSITY"), a nonprofit education corporation organized and existing under the laws of the State of New York, having an office at 1230 York Avenue, New York, New York 10021.

                               W I T N E S E T H:

     WHEREAS, DR. VINCENT A. FISCHETTI and his colleagues at the UNIVERSITY together with colleagues at Emory University and Oregon State University, have developed certain technology relating to vaccines and the development of antibiotics, which technology is more fully described in the patents, and patent applications listed in Exhibits "A-1" and "A-2" of this Agreement ("Core Technology");

     WHEREAS, LICENSEE wishes to obtain the exclusive license rights from the UNIVERSITY to exploit the patents and patent applications covering the Core Technology of which the UNIVERSITY is the sole owner (said patents and applications being listed on Exhibit "A-1") and the exclusive grant from the UNIVERSITY of its licensing rights to the patents and patent applications covering the Core Technology of which the University is the co-owner (said co-owned patents and applications being listed on Exhibit "A-2" attached);

     WHEREAS, LICENSEE further wishes to sponsor continuing research by DR. FISCHETTI and his colleagues at the UNIVERSITY in the area of the Core Technology;

     WHEREAS, the UNIVERSITY is willing to grant such license rights as provided for herein in return for the research support, patent reimbursements and LICENSEE'S other undertakings herein provided, all in the manner described herein; and

     WHEREAS, the research support herein described is of the essence of this Agreement and any default in the prompt and full payment thereof in accordance with the payment schedule herein provided shall be deemed a material breach of this Agreement;

     NOW, THEREFORE, in consideration of the mutual benefits to be derived hereunder, the parties hereto agree as follows:

     1.   DEFINITIONS
          -----------

        The following terms will have the meanings assigned to them below when used in this Agreement:

     1.1 "Affiliate" means, as to any person or entity, any other person or entity which directly or indirectly controls, is controlled by, or is under common control with such person or entity. For purposes of the preceding definition, "control" means the right to control, or actual control of, the management of such other entity, whether by ownership of voting securities, by agreement, or otherwise.

     1.2 "Combination Product" means any product that is comprised in part of a Product and in part of one or more other biologically active diagnostic, preventive or therapeutic agents which are not themselves Products (the "Other Agents"). "Other Agents" excludes diluents and vehicles of Products.

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     1.3  "Commercial Sale" means any transfer to another person or entity
(including a distributor, wholesaler or sales agent), for value, after which transfer the seller has no right, power or authority to determine the transferee's resale price, if any. A transfer by LICENSEE to an Affiliate or Sublicensee, or a transfer among or between Affiliates and/or Sublicensees, shall not constitute a Commercial Sale. "Commercial Sale" does not include distribution of free promotional samples of any Product or Combination Product by LICENSEE or any of its Affiliates or Sublicensees in amounts determined to be commercially reasonable by LICENSEE in the exercise of its reasonable discretion.

     1.4 "Party" shall mean either LICENSEE or UNIVERSITY and "Parties" shall mean both LICENSEE and UNIVERSITY.

     1.5  "Licensed Patent Rights" shall mean

     (a) the patent(s), patent application(s) and invention disclosures set forth in Exhibits "A-1" and "A-2" attached hereto and all patents which may issue thereon, Exhibit "A-1" being those exclusively owned by the UNIVERSITY and Exhibit "A-2" being those co-owned by the UNIVERSITY and Oregon State University, in one instance, and by the UNIVERSITY and Emory University, in another instance;

     (b) any patent(s) and/or patent application(s) covering any Invention or Improvement (as defined below) made in the course of research sponsored by LICENSEE pursuant to Paragraph 5 hereof; and

     (c) all patent applications and/or patents (including patents which may be issued) which are divisionals, continuations, continuations-in-part, reissues, renewals, reexaminations, substitutions, foreign counterparts, extensions or additions of or to the patents and/or applications or are based upon the invention disclosures described in (a) and (b) of this Paragraph 1.5.

     1.6 "Core Technology" shall mean the technology described in the patents, patent application(s) and invention disclosures set forth in Exhibits "A-1" and "A-2", as the same may be expanded by Invention(s) or Improvement(s) added thereto by operation of this Agreement.

     1.7 "Invention(s)" or "Improvement(s)" shall mean any and all discoveries, methods, processes, compositions of matter and uses, whether or not patentable, made by DR. VINCENT FISCHETTI and/or his laboratory colleagues, conceived and reduced to practice during the two-year term of research which is sponsored by LICENSEE pursuant to the provisions of Paragraph 5 of this Agreement, or any extension of such term of research sponsored by LICENSEE, which is agreed to by the Parties.

     1.8 "Technical Information" shall mean any and all technical data, information, materials, trade secrets, methods, protocols, procedures, formulations, arts and know-how, whether or not patentable, owned by or subject to the rights of the University relating to the Core Technology during the term of this Agreement which are determined by LICENSEE to be useful in the practice of Licensed Patent Rights.

     1.9 "Product(s)" means any product that is covered by a Valid Claim of the Licensed Patent Rights. "Valid Claim", with respect to each country, means an issued claim of any unexpired patent, or a claim of any pending patent application that has not been held unenforceable, unpatentable or invalid by a decision of a court or governmental body of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, which has not been rendered unenforceable through disclaimer or otherwise, and which has not been lost through an interference proceeding, in such country.

                                     E-179
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     1.10  "Net Sales" means:

     (a) with respect to Products, the gross sales price actually charged by LICENSEE or an Affiliate or Sublicensee in the Commercial Sale of such Licensed Product, less:

     (i) trade, prompt payment, quantity or cash discounts, rebates, and non-affiliated brokers' or agents' commissions, each as actually and customarily allowed and taken;

     (ii) amounts actually repaid or credited to customers on account of rejections or returns of specified products on which Royalties have been paid hereunder or on account of retroactive price reductions affecting such products;

     (iii) customary freight and other transportation costs, including insurance charges, and duties, tariffs, sales, use and excise taxes and other governmental charges based directly on sales, turnover or delivery of the specified products and actually paid or allowed by LICENSEE, an Affiliate of LICENSEE or a Sublicensee; and

     (iv) commercially reasonable allowances for bad debts incurred with respect to the Products during the first full year of Commercial Sales of any such Product, provided that such bad debt reserve shall be deemed extinguished
              --------
within 180 days of the end of such first full year, and any amount of such reserve not actually debited in accordance with commercially reasonable practices during that period shall be deemed to be receipts of Net Sales for all purposes of this Agreement; and

     (b) with respect to Combination Products, the gross sales price actually charged by LICENSEE or an Affiliate or Sublicensee in the Commercial Sale of such Combination Product, less the deductions set forth in subsections (a)(i) -
(iv) above, multiplied by a fraction having (i) a numerator of the gross sales price of the Product(s) included in such Combination Product as if sold separately or, if such sales price is not available, the fair market value of such Product(s), and (ii) a denominator of the gross sales price of such Combination Product, or if such sales price is not available, the sum of the fair market values of the Other Agents and the Product(s) contained in such Combination Product. The "fair market value" for any Product or Other Agent shall be determined for a quantity comparable to that included in the Combination Product and of substantially comparable class, purity and potency, and shall be mutually agreed to by UNIVERSITY and LICENSEE. When no fair market value is available, the fraction set forth above shall be changed to a fraction having (x) a numerator of the cost to LICENSEE, its Affiliates or Sublicensees, of the Product(s) included in such Combination Product, and (y) a denominator of the sum of such cost plus the cost to LICENSEE, its Affiliates or Sublicensees of the Other Agents contained in such Combination Product, provided that in no
                                                           --------
event shall the fraction be less than (A) one-half (1/2), if only one Other Agent is included with a Product(s) in such Combination Product, (B) one-third (1/3), if two Other Agents are included with a Product(s) in such Combination Product, and (C) one-quarter (1/4), if three or more Other Agents are included with a Product(s) in such Combination Product. "Cost" as used above means the actual cost paid by LICENSEE, and/or it Affiliates or Sublicensees in an arm's length transaction, if purchased, or if not purchased but actually manufactured by any such entity, the sum of the direct manufacturing cost as determined by such entity's internal cost accounting system consistently applied.

     1.11 "Royalty" means for any given fiscal year of LICENSEE any sum payable to the UNIVERSITY with respect to Net Sales in such fiscal year of Products or Combination Products by LICENSEE, its Affiliates or Sublicensees, and shall exclude without limitation any research or development support payments, marketing or licensing fees received by LICENSEE or any Affiliate from any third party, any equity investments received from any person or entity whatsoever, and all other reimbursements, advances, prepayments or

                                     E-180
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other payments received from third parties not specifically made with respect to sales of Products or Combination Products.

     1.12 "Sublicense" means any agreement pursuant to which LICENSEE or an Affiliate of LICENSEE expressly grants to any third party the right to practise the Inventions or Improvements included within the Licensed Patent Rights for the purpose of manufacturing a Product which has not been produced by LICENSEE or any of its Affiliates or provided to such third party by LICENSEE or any of its Affiliates, and specifically excludes any marketing, sales, distribution or similar arrangement with a third party; "SUBLICENSEE" means any person or entity which is not an Affiliate of LICENSEE and to whom a Sublicense has been granted.

     1.13  "Streptococcal A/Commensal Vaccine" means any product combining both
(a) the technology set forth in the UNIVERSITY'S patent application titled "THE DELIVERY AND EXPRESSION OF A HYBRID SURFACE PROTEIN ON THE SURFACE OF GRAM POSITIVE BACTERIA" and (b) the technology described in any one or more of the following: (i) the UNIVERSITY'S patent titled "PRODUCTION OF STREPTOCOCCAL M PROTEIN IMMUNOGENS"; (ii) the UNIVERSITY'S patent application titled "RECOMBINANT POXVIRUS AND STREPTOCOCCAL M. PROTEIN VACCINE"; or (iii) the UNIVERSITY'S patent application titled "SYNTHETIC PEPTIDES FROM STREPTOCOCCAL M PROTEIN AND VACCINES PREPARED THEREFROM".

     1.14  "Territory" shall mean the entire world.

     2.   LICENSED RIGHTS GRANTED
          -----------------------

     2.1 The UNIVERSITY hereby grants to LICENSEE and its Affiliates a sole and exclusive license, including the right to grant Royalty bearing Sublicenses under terms consistent with this Agreement, subject only to the UNIVERSITY's prior approval of Sublicensee selected by LICENSEE which approval shall not be unreasonably withheld or delayed, under Licensed Patent Rights and Technical Information, to make, have made, use, have used, sell, have sold and import Products and Combination Products in the Territory, and to enter into marketing, sales, distribution and similar agreements with third parties, except to the extent that the UNIVERSITY'S right to do so may be limited

               (a)  under the provisions of 35 United States Code, Section 201,

                    et seq., and regulations and rules promulgated thereunder
                    -- ---
                    and implementing agreements thereof, or

               (b) because the UNIVERSITY is only a co-owner of the the patents and applications listed on Exhibit "A-2."

          2.2 The UNIVERSITY agrees that any Invention(s) or Improvement(s) made in the course of the research sponsored by LICENSEE, pursuant to Paragraph
5 hereof, shall be disclosed promptly to LICENSEE.   The UNIVERSITY agrees that
Dr. Fischetti shall provide LICENSEE with a quarterly research progress report within thirty (30) days of the end of each calendar quarter after the date hereof, which reports shall disclose any such Invention(s) or Improvement(s) to LICENSEE, and a final research report containing customary detail and summaries
within sixty (60) days following the end of the research.   Any such
Invention(s) or Improvement(s) shall automatically be added to LICENSEE'S existing license grant under Section 2.1 hereof without the payment of any additional consideration. The existing license shall automatically be expanded to cover the new Invention(s) or Improvement(s) without any further action by either of the Parties hereto, and said Invention(s) or Improvement(s) shall thereupon be deemed an addition to the Core Technology under this Agreement.

          2.3  If LICENSEE

               (a) chooses not to practice any Licensed Patent Rights licensed to it hereunder, or

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          (b)  notifies the UNIVERSITY of its intent not to add a particular new
Invention or Improvement to the existing license, the UNIVERSITY shall be free to license the same to a third party or parties of its choosing.

          LICENSEE agrees to give the UNIVERSITY prompt Notice of any decision not to practice Licensed Patent Rights or not to add a new Invention or Improvement to the existing license.

          2.4 The UNIVERSITY agrees to provide LICENSEE with Technical Information developed in DR. FISCHETTI'S laboratory at the UNIVERSITY from time to time during the term of this Agreement. LICENSEE shall be entitled to use (and shall be entitled to allow its Affiliates and Sublicensees to use) such Technical Information internally in support of development, discovery, manufacturing and marketing efforts for sales of Licensed Products. The UNIVERSITY further agrees to use its good faith efforts to cause Dr. Fischetti to promptly deliver clones or copies of the molecules, compounds, reagents or other materials in his possession included in the Core Technology to LICENSEE promptly from time to time upon LICENSEE'S request.

          3.   ROYALTIES AND OTHER LICENSE CONSIDERATION
               -----------------------------------------

          3.1 As further consideration for the license grant provided in Paragraph 2.1, Licensee agrees to pay the UNIVERSITY the following amounts in the nature of Royalties:

               (a)  Royalties on Net Sales of Products, as follows:

                    (I) For Products or Combination Products sold, leased or otherwise disposed of by LICENSEE or any of its Affiliates, Royalties equal to the following:

                         (A)  For Streptococcal A/Commensal Vaccine:
                              (i)   *****/1/ of Net Sales up to *****/1/;
                              (ii) *****/1/ of Net Sales above *****/1/ but less than *****/1/; and
                              (iii) *****/1/ of Net Sales above *****/1/.

                         (B)  For all other Products:
                              (i)   *****/1/ of Net Sales up to *****/1/;
                              (ii) *****/1/ of Net Sales above *****/1/, but less than *****/1/;
                              (iii) *****/1/ of Net Sales above *****/1/, but
                                    less than *****/1/; and
                              (iv)  *****/1/ of Net Sales above *****/1/.

                    (II) For Products or Combination Products sold, leased or
                         otherwise disposed of pursuant to a Sublicense by the Sublicensee, the Royalty received by the UNIVERSITY shall be equal to *****/1/ of the Royalty received by LICENSEE from such Sublicensee, but in no event shall the amount of such Royalty be greater than the amount the UNIVERSITY would otherwise be entitled to receive if such transaction were not a Sublicense, in which case the University's



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1    Confidential information is omitted and identified by a * and filed separately with the SEC pursuant to a request for Confidential Treatment.

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                         Royalty would be a calculated as a percentage of Net
                         Sales of the Sublicensee as determined in Section 3.1(a)(I) above. In addition, UNIVERSITY shall receive *****/1/ of any non-royalty consideration received by LICENSEE for sublicensing of technology licensed hereunder.

          The obligation to pay Royalties hereunder is imposed only once with respect to the sale, lease or disposition of any Product or Combination Product regardless of the number of Valid Claims which cover such Product or Combination Product. Additionally, there shall be no obligation to pay Royalties on the sale, lease or disposition of Products by LICENSEE or its Affiliates to any Sublicensees for resale, but in such instances, the obligation to pay Royalties shall arise upon the sale by any such Sublicensee to unrelated third parties.

               (b) Milestone payments (which shall be paid only once per Product) as follows:

                    (i) *****/1/ Dollars within sixty (60) days of the first approved submission of an IND in any country of the Territory on a Product,

                    (ii) *****/1/ Dollars within sixty (60) days of the start of a Phase II clinical trial in any country of the Territory,

                    (iii)  *****/1/ within sixty (60) days of the first FDA
                         approval or its equivalent in any country of the Territory on a Product.

          3.2 Upon commencement of Net Sales of Products or Combination Products which generate a Royalty to the UNIVERSITY pursuant to this Agreement, LICENSEE shall, within sixty (60) days of the close of the calendar quarter in which such Net Sales begin, make quarterly reports to the UNIVERSITY indicating the total Net Sales of Products and Combination Products in the quarter and the calculation of Royalties due thereon. Any Royalty then due and payable shall be included with such report.

          LICENSEE'S records shall be open to inspection by the UNIVERSITY or a certified public accountant designated by the UNIVERSITY, at reasonable times, and from time to time, for the sole purpose of verifying the accuracy of the reports and the Royalty payments. The UNIVERSITY shall bear the reasonable costs of such inspection unless the inspection establishes an error in the UNIVERSITY'S favor of *****/1/ or more of the amount payable for the period of inspection. The UNIVERSITY shall keep all reports, information, documents and other materials received from LICENSEE under this Agreement, including the reports made pursuant to the preceeding paragraph, confidential and the use of such reports and information by the UNIVERSITY is strictly limited to the enforcement of the UNIVERSITY'S rights under this Agreement.

          4.   PATENTS
               -------

          4.1 Prior Patent Expenses: Within five (5) business days following the execution of this Agreement, LICENSEE shall reimburse the UNIVERSITY for all unreimbursed out-of-pocket amounts expended by the UNIVERSITY, Emory University and Oregon State University prior to the date hereof for the preparation, filing, prosecution and maintenance of Licensed Patent Rights being licensed to LICENSEE pursuant to Paragraph 2.1 of this


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1    Confidential information is omitted and identified by a * and filed separately with the SEC pursuant to a request for Confidential Treatment.

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Agreement, said amount being $*****/1/.  The UNIVERSITY will promptly reimburse
Emory University and Oregon State University for such amount that was expended by Emory University and Oregon State University, and LICENSEE shall have no responsibility for any amounts owed to such institutes for prior patent expenses.

          4.2 Future Patent Expenses: LICENSEE shall select qualified independent patent counsel reasonably satisfactory to the UNIVERSITY to file, prosecute and maintain all patent applications included in Licensed Patent

Rights, at the expense of LICENSEE, including divisionals, continuations, continuations-in-part, reissues, renewals, foreign counterparts or extensions. LICENSEE shall be entitled to determine the countries in which it wishes to obtain and maintain patent protection under this Agreement and shall be free, at any time and at its sole option and upon Notice to the UNIVERSITY, to abandon patent prosecution or maintenance in any country of the Territory.

          4.3 Should Licensee decide not to finance the preparation, filing, prosecution, or maintenance of any patent application or patent licensed hereunder, LICENSEE will give Notice to the UNIVERSITY of such decision in writing in adequate time to allow the UNIVERSITY, at its own cost, to effectuate such preparation, filing, prosecution, or maintenance if it desires to do so.

          Nothing herein is intended or shall be construed as obligating the UNIVERSITY to file or maintain any U.S. or foreign patents at its own expense, or to defend, enforce, or support any patent or patent applications which may be included in Licensed Patents Rights to which it has granted license rights to LICENSEE; provided, however, that the UNIVERSITY will cooperate with LICENSEE in its activity in applying for U.S. or foreign patents or in the defense or enforcement of Licensed Patent Rights.

          Nothing herein is intended or shall be construed as obligating LICENSEE to maintain its license with respect to any patent or application licensed hereunder and to finance the preparation, filing, prosecution or maintenance of any patent application in any country or jurisdiction in which it believes it is not in the best business interest of LICENSEE to do so.

          4.4 LICENSEE, or any Affiliate or Sublicensee of LICENSEE, shall have the right but not the obligation to institute patent infringement proceedings against third parties based on any Licensed Patent Rights licensed hereunder. The UNIVERSITY agrees to give Notice to LICENSEE promptly, in writing, of each infringement of Licensed Patent Rights of which the UNIVERSITY is or becomes aware during the term of this Agreement. If LICENSEE does not institute infringement proceedings against such third parties, the UNIVERSITY shall have the right, but not the obligation, to institute such proceedings within thirty
(30) days after Notice of its intention to commence such proceedings shall have been given to LICENSEE, in writing, and provided that Licensee does not, within such thirty (30) day period, institute its own proceedings. The expenses of such proceedings, including lawyers' fees, shall be borne by the Party instituting suit. The Party instituting suit shall have the right to select counsel to conduct the suit. Each Party shall execute all necessary and proper documents and take all other appropriate action, including but not limited to being named as a participating party, to allow the other Party to institute and prosecute such proceedings. Any award paid by third parties as a result of such proceedings (whether by way of settlement or otherwise) shall first be applied toward reimbursement for the legal fees and expenses incurred, and the excess, if any, shall be shared on a pro rata basis based on the expenses incurred by
                             --- ----
each Party.


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1    Confidential information is omitted and identified by a * and filed separately with the SEC pursuant to a request for Confidential Treatment.

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          5.  SPONSORED RESEARCH
              ------------------

          LICENSEE agrees to sponsor further research on the Core Technology by DR. VINCENT A. FISCHETTI and his colleagues at the UNIVERSITY for a minimum period of two (2) years at the budget level provided for in

Exhibit "B", attached hereto. Sponsorship at this level shall continue for a third and subsequent years thereafter unless LICENSEE gives the University a minimum of six (6) months' notice that it does not wish to fund research for such third or subsequent years.

          LICENSEE shall pay the budgeted amounts to the UNIVERSITY in advance for a two (2) year period of guaranteed support, the total payment therefor, in the amount of $*****/1/, being payable upon within five (5) business days following the execution of this Agreement.

          6.   ACADEMIC FREEDOM
               ----------------

          The Parties recognize the traditional freedom of all scientists to publish and present promptly the results of their research. The Parties also recognize that patent rights can be jeopardized by public disclosure prior to the filing of suitable patent applications. Therefore, the UNIVERSITY will assure that each proposed publication concerning any technology described in Licensed Patent Rights or Technical Information or which may constitute an Invention or Improvement hereunder, before submission to a publisher, will be submitted to LICENSEE for review in connection with preservation of patent rights. LICENSEE shall have thirty (30) days in which to review the publication, which may be extended for an additional thirty (30) days when LICENSEE provides substantial and reasonable need for such extension. By mutual agreement, this period may be further extended for not more than an additional three (3) months. LICENSEE will allow for simultaneous submission of the publication to the publisher and LICENSEE, where appropriate. Scientists acting on behalf of both the UNIVERSITY and LICENSEE will be expected to treat matters of authorship in a proper collaborative spirit, giving credit where it is due and proceeding in a manner which fosters cooperation and communication.

          7.   Publicity
               ---------

          LICENSEE will not use the UNIVERSITY'S name or the name of any member of its faculty or its staff for any public, commercial or advertising purposes without the prior written approval of the UNIVERSITY and faculty or staff member involved; provided, however, that it is expressly agreed that LICENSEE may reveal or identify the UNIVERSITY or any member of its faculty or staff as the inventor, source or origin of any Core Technology, Technical Information or any Product or Process for the purpose of soliciting third parties to invest or enter into other commercial arrangements with LICENSEE, or to acquire a Sublicense, assignment or other transfer of rights in such Core Technology from LICENSEE and provided further that LICENSEE may use and disclose the UNIVERSITY'S name and the name of any member of its faculty or its staff in its internal communications or, upon prior disclosure and consultation with the UNIVERSITY, in making any required governmental reports and filings.

          It is recognized by the Parties that at some future date, a public offering of securities may be contemplated by LICENSEE. The UNIVERSITY intends to cooperate with LICENSEE in expeditiously reviewing any LICENSEE registration statements and/or prospectuses, but wishes to reserve its rights with respect to how its name will be used.

_____________
1 Confidential information is omitted and identified by a * and filed separately with the SEC pursuant to a request for Confidential Treatment.

          8.   PRODUCT LIABILITY
               -----------------

          LICENSEE agrees to indemnify and hold harmless the UNIVERSITY (and the UNIVERSITY'S co-owners of the Licensed Patent Rights described on Exhibit "A-2" if Licensee obtains license right from such co-owners) and its trustees, officers, agents, faculty, employees, and students from any and all liability arising from injury or damage to person or property resulting directly or indirectly from LICENSEE'S use, manufacture, or sale of any product covered by any Licensed Patent Rights or Technical Information. This obligation may be delegated by the LICENSEE to assignees and/or Sublicensees of the LICENSEE'S rights under this Agreement and may be satisfied by THE LICENSEE'S and/or its Sublicensees or assignees obtaining and maintaining until the expiration of all licenses granted hereunder, appropriate and available product liability insurance for a conventional amount of coverage generally deemed appropriate in the biotechnology or pharmaceutical industry, under which insurance the UNIVERSITY is named as an additional insured.

          The UNIVERSITY shall promptly give the LICENSEE Notice of any claim asserted or threatened on the basis of which the Party giving such Notice intends to seek indemnification from LICENSEE as herein provided.

          9.   TERMINATION
               -----------

          9.1 The licenses herein granted shall continue for the full term of any patents licensed hereunder as the same or the effectiveness thereof may be extended by any governmental authority, rule or regulation applicable thereto; it being understood, however, that the LICENSEE'S right to continue the practice of then existing Technical Information shall continue as a fully paid, perpetual license.

          9.2 The LICENSEE shall have the right to terminate any license granted herein at any time upon ninety (90) days' prior written notice to the UNIVERSITY.

          9.3 Either Party may terminate this Agreement in the event of a material breach by the other Party, provided only that the breaching Party is given Notice of the breach and a reasonable time, not to exceed thirty (30) days, in which to cure such breach.

          9.4 The UNIVERSITY agrees that in the event of the termination of this Agreement and of any option and/or license granted hereunder it will continue any applicable Sublicense on the terms and conditions of such Sublicense in effect at the time of any such termination.

          10.  DISCLAIMER
               ----------

         EXCEPT AS EXPRESSLY SET FORTH HEREIN AND WITH RESPECT TO THE OWNERSHIP OF THE LICENSED PATENT RIGHTS, INVENTIONS, IMPROVEMENTS, AND TECHNICAL INFORMATION, THE UNIVERSITY MAKES NO WARRANTIES, EXPRESS OR IMPLIED, IN RESPECT OF THE CORE TECHNOLOGY, TECHNICAL INFORMATION, LICENSED PATENT RIGHT, PRODUCT OR PROCESSES AND SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

          11.   NOTICES
                -------

          Any Notice required to be given pursuant to this Agreement shall be made by personal delivery or, if by mail, then by registered or certified mail, return receipt requested, with postage and fees prepaid, by one Party to the other Party at the addresses noted below, or to such other address as such Party may designate in writing from time to time to the other Party.

     In the case of the LICENSEE, Notice should be sent to:

                    SIGA Pharmaceuticals, Inc.
                    666 Third Avenue, 30th Floor
                    New York, NY 10017

     In the case of THE ROCKEFELLER UNIVERSITY, Notice should be sent to:

                    The Rockefeller University
                    1230 York Avenue
                    New York, New York  10021
                    Attention:  Office of the General Counsel

          12.  REPRESENTATION AND WARRANTIES
               -----------------------------

          The UNIVERSITY hereby represents and warrants to the LICENSEE that

               (i) the UNIVERSITY has the right to grant the license herein provided under the terms and conditions set forth herein;

               (ii) there are no encumbrances or restrictions not set forth herein on its right to grant the licenses herein provided;
                    and

               (iii)  this Agreement does not conflict with or breach any other agreement or understanding to which the UNIVERSITY is a party.


          LICENSEE hereby represents and warrants to the UNIVERSITY that

               (i) LICENSEE is a corporation duly organized and validly existing under the laws of the State of Delaware, and

               (ii) LICENSEE will deliver to the UNIVERSITY, on an on-going confidential basis, any reports or other materials provided to its shareholders.

          13.  ASSIGNMENT
               ----------

          No Party hereto may assign any of its rights or obligations under this Agreement to any third party, without the express prior written consent of the other Party to this Agreement, which consent will not be unreasonably withheld or delayed; provided, however, that no consent shall be necessary in the event of (i) the sale, merger, acquisition or other business combination, or sale of substantially all the assets, of LICENSEE or (ii) the sale of all of LICENSEE'S rights with respect to any Product line or lines.

          14.  GOVERNING LAW
               -------------

              This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          15.  FURTHER ACTION
               --------------

          At any time and from time to time, each Party agrees, without further consideration, to take such actions and to execute and deliver such documents as may be reasonable necessary to effectuate the purposes of this Agreement.

          16.  WAIVER
               ------

          Any Waiver by any Party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of this provision or of any breach of any other provision of this Agreement. The failure of a Party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

          17.  SEVERABILITY
               ------------

          If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

          18.  COUNTERPARTS
               ------------

          This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          19.  FORCE MAJEURE
               -------------

          The Parties shall not be liable in any manner for failure or delay in fulfillment of all or part of this Agreement, directly or indirectly caused by acts of God, governmental order or restrictions, war, war-like condition, revolution, riot, looting, strike, lockout, fire, flood or other similar or dissimilar causes or circumstances beyond the non-performing Party's control. The non-performing Party shall promptly notify the other Party of the cause or circumstance and shall recommence its performance of its obligations as soon as practicable after the cause or circumstance ceases.

          20.  ARBITRATION.
               -----------

          In the event of any dispute under this Agreement, such dispute shall be submitted to arbitration in accordance with the terms of this Section. The party who is alleging that a dispute exists shall send a notice of such dispute to all other parties, which notice shall set forth in detail the dispute, the parties involved and the position of such party with respect thereto. Within ten (10) business days after the delivery of such a notice, counsel for the parties shall mutually select as an arbitrator an attorney practicing in New York, New York, who is experienced in commercial arbitration. If counsel for the parties are unable to agree upon the selection of the arbitrator, an arbitrator residing in or about New York, New York shall be selected by the New York office of the American Arbitration Association. The arbitrator so selected shall schedule a hearing in New York, New York on the disputed issues within forty-five (45) days after his/her appointment and the arbitrator shall render a decision after the hearing, in writing, as expeditiously as is possible, which shall be delivered to the parties. The arbitrator shall render a decision based on written materials supplied by the parties to the arbitration in support of their respective oral presentations at the hearing, and no party shall be entitled to discovery in such matter. The parties shall supply a copy of any written materials to be submitted to the arbitrator at least fifteen (15) days prior to the scheduled hearing. A default judgment may be entered against a party who fails to appear at the arbitration hearing. Such decision and determination shall be final and unappealable and shall be filed as a judgment of record in any jurisdiction designated by the successful party. The parties to this Agreement agree that this paragraph has been included to rapidly and inexpensively resolve any disputes between them with respect to the matters described above, and that this paragraph shall be grounds for dismissal of any court action commenced by any party with respect to a dispute arising out of such matters. For purposes of this Section, Licensors may participate in any arbitration either jointly or severally, in their sole discretion.

          21.  ENTIRE UNDERSTANDING
               --------------------

          This Agreement, together with the Exhibits hereto and the concurrently executed Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof, supersedes all prior understanding and agreement by the Parties with respect to the subject matter hereof and may be modified only by written instrument duly executed by each Party.

          22.  HEADING
               -------

          The headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of such sections.

          IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

                                    SIGA PHARMACEUTICALS, INC.

                                    By: /s/ Judson Cooper
                                        -----------------
                                       Its: President



                                    THE ROCKEFELLER UNIVERSITY



                                    By: /s/ Frederick M. Bohm
                                     -----------------------------
                                    Its: Executive Vice President

     The undersigned, STATE OF OREGON, acting by and through the State Board of Higher Education on behalf of OREGON STATE UNIVERSITY, to the extent that it may have rights in Licensed Patent Rights as defined in the attached Agreement between THE ROCKEFELLER UNIVERSITY and the LICENSEE therein named, hereby consents and joins in the license grant to the LICENSEE and agrees to be bound by the term of such license grant with respect to its interest in the Licensed Patent Rights described in Exhibit "A-2" attached to said Agreement, subject only to the agreement of THE ROCKEFELLER UNIVERSITY to pay to the undersigned *****/1/ of the net monies received by THE ROCKEFELLER UNIVERSITY pursuant to Paragraph 3 thereof.

January 8, 1996                          /s/ George H. Keller
---------------                          --------------------------
Date                          Vice Provost for Research
                              & Int'l Programs

     THE ROCKEFELLER UNIVERSITY will promptly reimburse OREGON STATE UNIVERSITY its share of the patent expenses paid to THE ROCKEFELLER UNIVERSITY pursuant to paragraph 4.1 hereof. Additionally, and in consideration of OREGON STATE UNIVERSITY'S joining in the license grant as above provided, THE ROCKEFELLER UNIVERSITY agrees to pay to OREGON STATE UNIVERSITY *****/1/ of the net monies received by THE ROCKEFELLER UNIVERSITY pursuant to Paragraph 3 thereof.

                                      THE ROCKEFELLER UNIVERSITY

                                      By /s/ Frederick M. Bohm
                                      ---------------------------
                                      Executive Vice President



_____________
1 Confidential information is omitted and identified by a * and filed separately with the SEC pursuant to a request for Confidential Treatment.

     The undersigned, EMORY UNIVERSITY, to the extent that it may have rights in the attached Agreement between THE ROCKEFELLER UNIVERSITY and the LICENSEE therein named, hereby consents and joins in the license grant to the LICENSEE and agrees to be bound by the terms of the license grant with respect to its interest in the Licensed Patent Rights described in Exhibit "A-2" attached to said Agreement subject only to the agreement of THE ROCKEFELLER UNIVERSITY to pay to the undersigned *****/1/ of the net monies received by THE ROCKEFELLER UNIVERSITY pursuant to Paragraph 3 thereof.

                                              EMORY UNIVERSITY

                                              By /s/ John L. Singer
                                                 ------------------

                                         January 31, 1996
                                         ----------------
                                         Date


     THE ROCKEFELLER UNIVERSITY will promptly reimburse EMORY UNIVERSITY its share of the patent expenses paid to THE ROCKEFELLER UNIVERSITY pursuant to Paragraph 4.1 hereof. Additionally, and in consideration of EMORY UNIVERSITY'S joining in the license grant as above provided, THE ROCKEFELLER UNIVERSITY agrees to pay to EMORY UNIVERSITY *****/1/ of the net monies received by THE ROCKEFELLER UNIVERSITY pursuant to Paragraph 3 thereof.

                              THE ROCKEFELLER UNIVERSITY

                              By /s/ Frederick M. Bohm
                                 ------------------------
                                 Executive Vice President



_____________
1 Confidential information is omitted and identified by a * and filed separately with the SEC pursuant to a request for Confidential Treatment.

                                  EXHIBIT A-1

The Rockefeller University's Docket:  102
Title:    "SYNTHETIC PEPTIDES FROM STREPTOCOCCAL M PROTEIN AND VACCINES PREPARED
------    ----------------------------------------------------------------------
          THEREFROM"
          ----------
U.S. Patent No.:
Issue Date:
Serial No.:    08/369,295
Filing Date:   January 6, 1995
Corresponding patent applications and patents in:
                              Australia
                              Canada
                              Japan
                              Europe:    Austria
                                         Belgium
                                         Switzerland/Liechtenstein
                                         Germany
                                         France
                                         Great Britain
                                         Luxembourg
                                         Netherlands
                                         Sweden

The Rockefeller University's Docket:  129
Title:    "RECOMBINANT POXVIRUS AND STREPTOCOCCAL M. PROTEIN VACCINE"
U.S. Patent No.:
Issue Date:
Serial No.:    08/205,348
Filing Date:   March 3, 1994
Corresponding patent applications and patents in:
                              Australia
                              Canada
                              Japan
                              Europe:    Austria
                                         Belgium
                                         Switzerland/Liechtenstein
                                         Denmark
                                         Germany
                                         France
                                         Great Britain
                                         Italy
                                         Luxembourg
                                         Netherlands
                                         Spain
                                         Sweden

The Rockefeller University's Docket:  180 CIP
Title: "THE DELIVERY AND EXPRESSION OF A HYBRID SURFACE PROTEIN ON THE
       SURFACE OF GRAM POSITIVE BACTERIA"
U.S. Patent No.:
Issue Date:
Serial No.:                           08/302,756
Filing Date:                          March 7, 1995
Foreign Filing:                       PCT Application No. PCT/US93/02355

The Rockefeller University's Docket:  180
U.S. Patent No.:  "A POLYPEPTIDE OF A HYBRID SURFACE PROTEIN"
Issue Date:
Serial No.:    08/280,390
Filing Date:   July 26, 1994
No Foreign Filing

The Rockefeller University's Docket:  234
Title: "MULTIFUNCTIONAL SURFACE PROTEIN OF STREPTOCOCCI
Serial No.:          08/217,008
Filing Date:         March 23, 1994
Foreign Filing:      PCT Application No. PCT/US93/00082

The Rockefeller University's Docket:  266
Title:               "SURFACE PROTEIN OF STAPHYLOCOCCUS AUREUS"
Serial No.           08/254,968
Filing Date:         June 7, 1994
Foreign Filing:      PCT Application No. PCT/US95/07100

The Rockefeller University's Docket:  267
Title:               "REGULATION OF EXOPROTEIN IN STAPHYLOCOCCUS AUREUS"
Serial No.:          08/248,505
Filing Date:         May 24, 1994
No Foreign Filing

The Rockefeller University's Docket:  299
Title:               "ENZYME FOR CLEAVAGE OF THE ANCHOR REGION OF SURFACE
 PROTEINS FROM THE SURFACE OF GRAM-POSITIVE BACTERIA"
Serial No.:          08/319,540
Filing Date:         October 7, 1994
Foreign Filing:      PCT Application pending

The Rockefeller University's Docket 264
Title:               "GENE SERUM OPACITY FACTOR"
U.S. Patent No:
Serial No:           08/115,227
Filing Date:         September 1, 1993
Foreign Filing:      PCT/ US94/09926

The Rockefeller University's Docket:  RU 326
Title:          "A BACTERIAL PLASMIN BINDING PROTEIN AND METHODS OF USE THEREOF"
Serial Number:  Not Assigned
Filing Date:    September 17, 1996

                                  EXHIBIT A-2
The Rockefeller University's Docket:  29
Title:            "PRODUCTION OF STREPTOCOCCAL M PROTEIN IMMUNOGENS"
U.S. Patent No.:  4,784, 948
Issue Date:       November 15, 1994
Serial No.:       821,716
Filing Date:      June 18, 1984
Corresponding patent applications and patents in:
                              Australia
                              Canada
                              Japan
                              Europe:    Austria
                                         Belgium
                                         Switzerland/Liechtenstein
                                         Denmark
                                         Germany
                                         France
                                         Great Britain
                                         Luxembourg
                                         Netherlands
                                         Sweden

Divisional applications Nos. 08/200,914 filed February 22, 1994

                                   EXHIBIT B

VINCENT A. FISCHETTI LABORATORY:

The following is a brief outline of some of the research that is in progress in my lab and their future directions based on these outgoing studies.

CURRENT AND FUTURE PROJECTS:

1. STREPTOCOCCAL VACCINE: Having made a construction in which the Streptococcus gordonii expresses the conserved region of the M protein on its surface, we are performing safety studies to determine if cross-reactive antibodies are generated to this region. So far we found that there are no cross-reactive antibodies produced in serum and saliva of rabbits or mice colonized with these recombinant organisms, while antigen-specific antibodies are present in both compartments. We are now preparing purified protein of the conserved region from our clone to immunize rabbits with adjuvant to determine if cross-reactive antibodies are produced by this route.

FUTURE: Using our mouse challenge model, we will test our current construct for protection against streptococcal colonization. In preliminary experiments with a small number of animals we observed protection to the same levels as were seen with the vaccinia virus vector system. We are planning similar experiments using a larger number of animals.

2. COMMENSAL VECTOR: We are in the process of preparing a new construct for the streptococcal vaccine (second generation). This construct consists of multiple repeats of the C-repeat region to see if it increases immunogenicity. We have completed part of the construct in collaboration with Dr. Hruby at OSU and it will take a few more months to complete.

FUTURE: Once the construct is complete in Dr. Hruby's laboratory, we will test it in our lab using our streptococcal challenge assay in mice. We also plan to prepare other constructs in S. Gordonii to validate our patent claims. These will include enzymes as well as molecules that have had their anchors modified for secretion. The former will be tested for enzyme activity and the later in an animal model for tolerance. We have also (in collaboration with group in France) created vectors for vaginal delivery of antigens. Lactobacillus and lactococci have now been engineered to deliver foreign antigens to this site.
We will now expand this to develop the system for the delivery of vaginal-specific antigens (GP120/160 and gonococcal antigens). In addition, we will determine if more that one antigen may be delivered and expressed on the gordonii surface. We will engineer regions on the chromosome of the gordonii to express both the M protein and the SDH molecule.

3. STAPHYLOCOCCAL FIBRINOGEN BINDING PROTEIN: We are currently in the process of purifying the fibrinogen binding protein from our E. coli clone.

FUTURE: Once purified and sufficient quantities have been obtained, we will prepare monoclonal and polyclonal antibodies and perform blocking experiments both in vitro and in vivo. Since this protein is important in staphylococcal colonization of implanted medical devices and catheters, this information will allow us to evaluate its potential as a staphylococcal vaccine.

4. NEW ANTIBIOTIC TARGET FOR GRAM-POSITIVE BACTERIA: Studies to find a new antibiotic against a Gram-positive bacteria, based on our identification of a new target, is poised and ready to begin. We have isolated the enzyme responsible for this attachment and have developed a rapid assay to test for inhibitors. The chance of success will depend on the number of compounds that can be screened. Contractual arrangements will need to be made with pharmaceutical or independent companies to supply the compounds to be screened.

FUTURE: We will purify the enzyme to determine its sequence in order to clone its gene. This will enable us to perform computer docking experiments to identify compounds by rational drug design. Our long-term goal is to further identify the complete attachment mechanism for surface proteins in hopes to uncover other targets.

5.  SERUM OPACITY FACTOR:  The serum opacity factor (SOF) is a group A
                               -     -       -
streptococcal protein that induces opacity of mammalian serum. Our studies have shown that the molecule is a surface enzyme that has the specificity to cleave apolipoprotein A1 (ApoA1) of HDL. We have cloned and sequenced the molecule and have prepared ApoA1 knockout mice for our future studies.

FUTURE: Because SOF may be used as an diagnostic assay for HDL, studies to localize its activity will help in the development of the assay. Purified SOF will be used to cleave ApoA1 and the cleavage products examined by physical and chemical techniques to determine the site of cleavage. We will try to establish the biological importance of SOF in mice by injecting them with purified SOF and examining its effects. Since serum from ApoA1 knockout mice does not become opaque after treatment with SOF, these animals will serve as controls.

                                   AMENDMENT
                   TO LICENSE AND RESEARCH SUPPORT AGREEMENT
                 BETWEEN THE COMPANY AND ROCKEFELLER UNIVERSITY


                                   AMENDMENT
                                   ---------

          THIS AMENDMENT is effective as of October 1, 1996 by and between SIGA PHARMACEUTICALS, INC. ("SIGA") and THE ROCKEFELLER UNIVERSITY ("ROCKEFELLER").

          WHEREAS, SIGA and ROCKEFELLER have entered into a License Agreement (the "Agreement") dated February 1, 1996; and

          WHEREAS, the Parties desire to further amend the Agreement to add a technology relating to Bacterial Plasmin Binding Protein.

          NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the Parties hereby agree as follows:

          1. Exhibit A-1 to the Agreement shall be amended to add the following patent application:

                    The Rockefeller University's Docket:     RU-326
                    Title:          "A Bacterial Plasmin Binding Protein and
                                    Methods of Use Thereof"
                    Serial No.:     Not Assigned
                    Filing Date:         September 17, 1996

          2. In all other aspects, the Agreement shall remain unchanged and in full force and effect.

          IN WITNESS WHEREOF, the Parties have executed this amendment to the Agreement.


THE ROCKEFELLER UNIVERSITY          SIGA PHARMACEUTICALS, INC.


By:/s/ William H. Griesar           By:/s/ Joshua D. Schein
   ----------------------              --------------------

Name:  William H. Griesar,          Name:  Joshua D. Schein,
       Vice President & General            Vice President & Chief
       Counsel                             Financial Officer

Date:  September 27, 1996           Date:  October 15, 1996